UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 22, 2006, the Toys “R” Us, Inc. Supplemental Executive Retirement Plan (“SERP”) was adopted by authorized officers of Toys “R” Us, Inc. (the “Company”). The SERP is effective as of February 1, 2006.

The SERP provides supplemental retirement benefits to named executive officers in excess of the limitations that are imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) on contributions to the “TRU” Partnership Employees’ Savings and Profit Sharing Plan (the “Savings Plan”). The Company intends the SERP to constitute an unfunded deferred compensation plan that is a “top-hat” plan under the Employee Retirement Income Security Act of 1974.

A notional contribution is made annually to the SERP for each participant who is employed on the last day of the SERP plan year. The amount of the contribution is equal to five percent of that portion of the participant’s “total compensation” in excess of the dollar limits under Code Section 401(a)(17). Generally, total compensation means W-2 compensation or such other definition as is utilized under the Savings Plan. However, total compensation does not include sign-on bonuses, retention bonuses, project completion bonuses or other types of success bonuses. The Executive Committee of the Board of Directors of the Company may at its discretion also credit additional notional contributions.

Each participant’s SERP account will be credited or debited with “Declared Interest,” which will be based upon hypothetical investments selected by the Participant pursuant to procedures established by the administrative committee which administers the SERP.

Participants are generally 100 percent vested in their SERP accounts after completing five year of employment with the Employer. A participant will forfeit his SERP benefits upon his termination of employment with the Company or its affiliates if he has been employed less than five years, or if he is terminated for cause. Benefits, if any, will be paid to the participant (or his beneficiary) within 120 days after the termination of employment, in a lump sum cash distribution equal to the value of the participant’s vested SERP account balance.

A copy of the SERP is attached hereto as Exhibit 10.1.

ITEM 7.01 REGULATION FD DISCLOSURE

On December 22, 2006, Toys “R” Us-Delaware, Inc. (“Toys Delaware”), a subsidiary of the Company, provided the unaudited consolidated balance sheet as of October 28, 2006 and January 28, 2006, condensed consolidated statements of operations for the 13 weeks and 39 weeks ended October 28, 2006, and condensed consolidated statements of cash flows for the 13 weeks and 39 weeks ended October 28, 2006 of Toys Delaware and its subsidiaries (the “Toys Delaware Unaudited Quarterly Financial Statements”) to the administrative agent under that certain $1 billion Credit Agreement, dated as of July 19, 2006, as amended. A copy of the Toys Delaware Unaudited Quarterly Financial Statements is attached as Exhibit 99.1 to this report and is incorporated herein by reference in this Item 7.01.

2

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Toys “R” Us, Inc. Supplemental Executive Retirement Plan, adopted December 22, 2006 and effective February 1, 2006.

99.1	Unaudited Quarterly Consolidated Financial Statements of Toys “R” Us-Delaware, Inc. and Subsidiaries as of October 28, 2006 and January 28, 2006 and for the 13 weeks and 39 weeks ended October 28, 2006.

3

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: December 22, 2006	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President –
Chief Financial Officer

4